EXHIBIT 10.13

AMENDMENT TO MERGER AGREEMENT

AMENDMENT TO MERGER AGREEMENT ( the “Amendment”), dated as of January 1, 2015, by and between Monarch America, Inc. f/k/a Cannabis Kinetics Corp., a Nevada corporation (“CKC”), Jeremy N. Stout, Inc., d/b/a The Big Tomato, a Colorado corporation (“TBT”), The Big Tomato, Inc., a Colorado corporation and a wholly-owned subsidiary of CKC (“Acquisition Sub”), and the shareholders of TBT (the “Shareholders”).

WHEREAS, CKS, TBT and the Shareholders entered into a Plan of Merger dated October 17, 2014(the “Merger Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement);

WHEREAS, in order to structure the contemplated transaction properly, the parties hereto desire to supplement and amend certain terms of the Merger Agreement as provided in this Amendment;

WHEREAS, the Board of Directors of each of Acquisition Sub, CKC and TBT have determined that it is fair and in the best interests of their respective shareholders for TBT to be merged with and into Acquisition Sub, with Acquisition Sub being the surviving entity (the “Merger”) upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of each of CKC, Acquisition Sub, and TBT have approved the Merger in accordance with such of the Nevada Revised Statutes of the State of Nevada (the “NRS”) and the Colorado Revised Statutes (the “CRS”) as are applicable to such entity, and upon the terms and subject to the conditions set forth herein which shall be included in the Plan and Agreement of Merger (the “Merger Certificate”), to be attached as Exhibit A hereto, as required by the NRS and the CRS;

WHEREAS, TBT has obtained the requisite approval of its two shareholders of the Merger, this Agreement and the transactions contemplated and described hereby, and CKC, as the sole shareholder of Acquisition Sub, has approved the Merger, this Agreement and the transactions contemplated and described hereby;

WHEREAS, pursuant to the terms and conditions of this Agreement, all of the issued and outstanding common stock of TBT immediately prior to the Effective Time (as hereinafter defined) shall be exchanged by the holders thereof, in accordance with the provisions contained herein, for newly issued restricted shares of common stock of CKC (the “Shares”);

WHEREAS, the parties hereto intend that the Merger contemplated herein shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of Section 368(a)(2)(D) of the Code.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1. Conflicts. If and to the extent that there is a conflict between this Amendment and the Merger Agreement, this Amendment shall control.

2. Omnibus Amendment. The Merger Agreement is hereby amendment and/or restated to the extent necessary to provide as follows:

Merger; Closing. Subject to the terms and conditions of this Agreement and the Merger Certificate, TBT shall be merged with and into Acquisition Sub in accordance with Section 7-111-101 of the CRS. At the Effective Time (as defined below), the separate legal existence of TBT shall cease, and Acquisition Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Colorado under the name “The Big Tomato, Inc.” Acquisition Sub shall continue to be a wholly-owned subsidiary of CKC.

The Closing of the Merger shall occur with the filing of the Merger Certificate. The last sentence of Section 8.10 of the Merger Agreement is hereby deleted in its entirety.

At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition Sub and TBT (collectively, the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations on whatever account, as well as all other things in action belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

The Articles of Incorporation and Bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, attached as Exhibit I hereto, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation from and after the Effective Time.

It is intended by the parties hereto that the transactions contemplated by this Agreement shall constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

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Shares of CKC for TBT. The aggregate amount of Shares to be issued to the Shareholders upon Closing shall be 8,100,000 shares of common stock of CKC. The Shares issued upon the surrender of TBT's securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights of each of the respective Shareholders pertaining to their rights in and to TBT and their respective shares of TBT, including without limitation their rights as dissenting shareholders. The holders of certificates formerly representing shares of the Company’s common stock shall cease to have any rights as shareholders of TBT upon Closing.

It is intended that the Shares to be issued pursuant to this Agreement will be issued pursuant to Section 4(2) of the Securities Act and therefore shall not require registration under the Securities Act or any relevant state Law.

4. Plan of Merger. The plan of merger attached to the Merger Agreement as Exhibit A is hereby amended and restated in its entirety and is replaced with the plan of merger attached hereto as Exhibit A.

5. Representations and Warranties. Sections 2A through 2P of the Merger Agreement are hereby deleted in their entirety and replaced with the following:

Each of the Shareholders, jointly and severally, hereby represent and warrant to CKC and Acquisition Sub, to their knowledge, as follows:

(a) Organization. TBT is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

(b) Capital. The authorized capital stock of TBT consists of 50 shares of common stock, of which 50 shares of common stock are issued and outstanding on a fully-diluted basis. All of the outstanding 50 shares of common stock of TBT are validly issued, fully paid, and non-assessable, and are owned 25 by Jeremy Stout and 25 by Josh Field. There are, and at the Closing there will be, no outstanding preferred shares and no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating TBT or the Shareholders to issue or to transfer from treasury any shares of its capital stock of any class. There are, and at the Closing there will be, no outstanding subscriptions, options, rights, warrants, convertible securities, preemptive rights or other agreements, or understandings with respect to the voting, sale, transfer, rights of first refusal, rights of first offer, proxy or registration or calls, demands or commitments of any kind relating directly or indirectly to the issuance, sale or transfer of any interests or other equity securities of TBT. There are, and at the Closing there will be, no outstanding contractual obligations of TBT or the Shareholders to repurchase, redeem or otherwise acquire any equity of TBT or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity. TBT does not and has never maintained any stock, partnership, joint venture or any other security or ownership interest in any other person or entity.

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The Shareholders are the sole record and beneficial owners of the issued and outstanding shares of TBT and each has good and marketable title to their respective shares, free and clear of all encumbrances, liens, pledges, rights of third parties, other than applicable federal and state securities laws. CKC shall be the lawful record and beneficial owner of all the outstanding shares of TBT at Closing. There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the shares of either TBT. Upon Closing, the Stockholders Agreement dated Mary 1, 2006 among the Shareholders shall be terminated and have no further force and effect.

(c) Directors’ and Officers' Compensation; Banks. Jeremy Stout is the Chief Executive Officer and a director and Josh Feld is the Vice President and a director of TBT. Other than such persons, there are no other persons who serve as directors or officers of TBT. Prior to the date of this Amendment and the Closing, there are no persons whose compensation from TBT will equal or is expected to equal or exceed, at an annual rate, the sum of $1,000. Other than Credit Union of the Rockies, there is no other bank with which TBT has an account or safety deposit box, and other than Jeremy Stout and Josh Feld there are no other persons who are authorized to draw thereon or have access thereto. Attached as Exhibit G to this Amendment is a complete set of all board and stockholder resolutions of both TBT.

(d) Financial Statements. The TBT Financial Statements, attached as Exhibit H to this Amendment, (i) were prepared in all material respects in accordance with the books and records of TBT, (ii) present fairly the financial condition of TBT at the dates thereof and the results of their operations and cash flows for the periods then ended, (iii) are true and accurate in all material respects and (iv) were prepared in conformity with GAAP, consistently applied. TBT does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) that were not fully reflected or reserved against in the TBT Financial Statements.

(e) Absence of Changes. Since August 31, 2014, there has not been any material change in the financial condition or operations of TBT, except (i) changes in the ordinary course of business, which changes have not been materially adverse, and (ii) changes disclosed on Exhibit H.

(f) Absence of Undisclosed Liabilities. TBT has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit H. Neither TBT nor either of the Shareholders is directly or indirectly (a) liable, by guarantee or otherwise, upon or with respect to, or (b) obligated to provide funds with respect to, or to guarantee or assume, any Indebtedness or other obligation of any entity or person.

(g) Tax Returns. Within the times and in the manner prescribed by law, each of TBT and the Shareholders has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. As of the time of filing, all such tax returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, and other matters of TBT and any other information required to be shown thereon. No tax returns of TBT or the Shareholders have been audited by the Internal Revenue Service or any other taxing authority, and there is no claim, audit, action, proceeding, or investigation with respect to ant taxes due or claimed to be due from TBT or any of the Shareholders or of any tax return filed or required to be filed by any of the foregoing. There are no present disputes as to taxes of any nature payable by TBT.

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(h) Investigation of Financial Condition of TBT. Without in any manner reducing or otherwise mitigating the representations contained herein, CKC shall have the opportunity to meet with TBT’s accountants and attorneys to discuss the financial condition of TBT. TBT shall make available to CKC the books and records of TBT. The minutes of TBT are a complete and accurate record of all meetings of the shareholders and directors of TBT and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of the respective directors and/or officers of TBT who were duly elected or appointed on the dates that the minutes were signed by such persons.

(i) Intellectual Property. Exhibit I to this Amendment lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by TBT. No person other than TBT owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of TBT’s business. None of the foregoing intellectual property or product or service of TBT is subject to any action or claim or any agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by TBT, or which may affect the validity, use or enforceability of such intellectual property.

(j) Contracts and Leases. Exhibit J to this Amendment sets forth a list of any contract, agreement, indenture, deed of trust, license, note, bond, mortgage, lease, guarantee and any similar understanding or arrangement, whether written or oral, to which TBT is a party or by which any of its assets are bound. Neither TBT nor the Shareholders have any obligation under, and is not a party to, any agreement related to TBT’s business other than as set forth on Exhibit J. No party is in default under any such agreement, nor has any event occurred, which through the passage of time or the giving of notice, or both, would constitute a default, would cause the acceleration of any of the obligations thereunder, or would result in the creation of any lien or encumbrance.

(k) Insurance Policies. Exhibit K to this Amendment is a description of all insurance policies held by TBT concerning its business and properties. All such policies are in the respective principal amounts set forth in Exhibit K and are in full force and effect. TBT has not been refused any insurance coverage sought or applied for, and TBT has no reason to believe that it will be unable to renew any existing insurance coverage as and when the same shall expire upon terms at least as favorable to those currently in effect, other than possible increases in premiums that do not result from any act or omission of TBT.

(l) Compliance with Laws. TBT has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to any environmental laws. Neither TBT nor any of the Shareholders has received any notification of any asserted present or past failure to comply with any such laws, and TBT is in compliance in all respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any such laws. TBT has all permits or other approvals of governmental authorities required for the conduct of its business under applicable laws. All such licenses and permits are set forth on Exhibit K. TBT is not in violation of any such permit, and all such permits are in full force and effect and no suspension or cancellation thereof has been threatened. Neither TBT nor its officers/directors are currently or have previously been under investigation by any regulatory agency. Neither TBT nor its officers and directors or the Shareholders has ever had any consent decrees, orders, writs, injunctions, or decrees of any federal, state, local, or foreign court, department, agency, or instrumentality or enforcement actions brought against it.

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(m) Litigation. Neither TBT, its officers or directors nor the Shareholders is a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or threatened against or affecting them or their business, assets, or financial condition. TBT is not engaged in any legal action to recover moneys due to it or damages sustained by it.

(n) Ability to Carry Out Obligations. TBT and the Shareholders have the right, power, and authority to enter into, and perform its obligations under this Amendment and the Merger Agreement. The execution and delivery of this Amendment and the Merger Agreement by each of them and the performance by them of their respective obligations hereunder and thereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which it is a party, or by which it may be bound, nor will any consents or authorizations of any party, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of TBT, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of TBT or would create any obligations for which TBT would be liable. This Amendment and the Merger Agreement constitute the valid and binding obligation of TBT and the Shareholders, enforceable against such party in accordance with their respective terms.

(o) Full Disclosure. None of the representations and warranties made by TBT or the Shareholders, in the Merger Agreement, this Amendment, any certificate or document furnished or to be furnished by any of them, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. There is no fact known to the Shareholders that materially adversely affects or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of TBT that has not been set forth in this Amendment.

(p) Assets. TBT has good and marketable title to all of its property, free and clear of all mortgages, liens pledges, charges, encumbrances or interest of any third party whatsoever. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires any action, consent or approval of any governmental authority, entity or person. Upon Closing, all the assets used in the business of TBT shall be owned by the Surviving Corporation free and clear of all mortgages, liens pledges, charges, encumbrances or interest of any third party whatsoever.

(q) No Brokers or Finders. Neither TBT nor the Shareholders have, nor have any of its affiliates, officers, directors or employees on their behalf, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with the transaction contemplated by the Merger Agreement, and no person has or will have any right, interest or valid claim against or upon any party for any such fee or commission.

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(r) Employee Matters. TBT is not (a) a party to any union, collective bargaining or similar agreement; (b) providing or obligated to provide any profit sharing, deferred compensation, bonus, savings, stock option, stock purchase, pension, consulting, retirement, welfare or other incentive plan or agreement; (c) providing or obligated to provide “fringe benefits” or any employee perquisites to employees, including, without limitation, vacation, sick leave, medical, hospitalization, insurance and related benefits; or (d) a party to any employment or consulting agreement. No present or former employee of TBT has any claim on account of or for bonuses, vacation, time off earned or otherwise. On or before the date of the Closing, all accrued wages, salary, bonus, commissions, vacation and sick pay and taxes relating thereto shall be paid by TBT to the officers, directors, employees, consultants and agents of TBT.

(s) Environmental Matters. There are no past or present violations of any environmental laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws by TBT. Neither TBT nor the Shareholders have received any notice with respect to any of the foregoing, nor is any action pending or threatened in connection with any of the foregoing. No hazardous materials are contained on or about any real property currently owned, leased or used by TBT or the Shareholders, and no hazardous materials were released on or about any real property previously owned, leased or used by TBT nor the Shareholders. There are no underground storage tanks on or under any real property owned, leased or used by TBT nor the Shareholders.

4. Securities Representations. Each of the Shareholders, jointly and severally, hereby represents and warrants to CKC and Acquisition Sub as follows:

(a) Investment Purposes. The Shareholder is acquiring 4,050,000 shares of common stock of CKC (the “Shares”) for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue-sky" laws. No other person has a direct or indirect beneficial interest in, and the Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to, the Shares or any part of the Shares.

(b) No General Solicitation. The Shareholder is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or presented at any seminar or similar gathering; or any solicitation of a subscription by a person, other than CKC personnel, previously known to the undersigned.

(c)  No Obligation to Register Shares. The Shareholder understands that CKC is under no obligation to register the Shares under the Securities Act, or to assist the undersigned in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction. The Shareholder understands that the Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available. All certificates evidencing the undersigned Shares will bear a legend stating that the Shares have not been registered under the Securities Act or state securities laws and they may not be resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

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(d) Investment Experience. The Shareholder, or his professional advisors, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate an investment in CKC in exchange for all his shares in TBT. By reason of the business and financial experience of the Shareholder or his professional advisors, the Shareholder or his advisors can protect its own interests in connection with this investment. The Shareholder is able to afford the loss of his entire investment in the Shares.

(e) Exemption from Registration. The Shareholder acknowledges his understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of the undersigned made herein, the Shareholder further represents and warrants to and agrees with CKC and its affiliates as follows:

(1) The Shareholder has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in CKC; and

(2) The Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares; and

(3) The Shareholder has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning CKC and all other information to the extent CKC possesses such information or can acquire it without unreasonable effort or expense.

(f) Economic Considerations. The Shareholder is not relying on CKC or its affiliates or agents with respect to economic considerations involved in this investment. The Shareholder has relied solely on his own advisors.

(g) No CKC Representations. No representations or warranties have been made to the Shareholder by CKC or any officer, employee, agent, affiliate or subsidiary of CKC.

(h) Shell Company. The undersigned understands that CKC was formerly a "shell company", as such term is defined in Rule 144(i)(1) and the additional restrictions on the resale of the Shares as a result thereof.

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(i) Accredited Investor. The Shareholder undersigned is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act on the basis that it is (check one):

_____ A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000.

_____ A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(j) State Residency.   The Shareholder’s principal residence is in the State of Colorado and the undersigned has no present intention to move such residence or principal business address, as applicable, from such State.

(k) Legend. Each certificate representing the Shares shall be endorsed with the following legend, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR WITHOUT AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

The Shareholder consents to CKC making a notation on its records or giving instructions to any transfer agent of CKC in order to implement the restrictions on transfer of the Shares set forth in this Section.

(l) Risk Factors. The Shareholder understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment. The Shareholder has received and reviewed the documents filed by CKC with the SEC, and has also considered the uncertainties and difficulties frequently encountered by companies such as CKC. The Shareholder understands and acknowledges that as a result thereof, he may lose its entire investment in CKC.

(m) Investment Commitment. The Shareholder's overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and an investment in the Shares will not cause such overall commitment to become excessive.

(n) Receipt of Information. The Shareholder has received all documents, records, books and other information pertaining to his investment in CKC that he has requested.

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(o) No Reliance. The Shareholder is not relying upon any information, representation or warranty by CKC or any officer, director, stockholder, agent or representative of CKC in determining to accept the Shares as part of the consideration of his shares in TBT. The Shareholder has consulted, to the extent deemed appropriate by him, with his own advisers as to the financial, tax, legal and related matters concerning an investment in the Shares and on that basis believes that his investment in the Shares is suitable and appropriate.

(p) No Governmental Review. The Shareholder is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Shares or CKC, or (iii) guaranteed or insured any investment in the Shares.

 6. Deliveries at Closing. In addition to the documents listed in Section 6.02 of the Merger Agreement, at or prior to Closing TBT and/or the Shareholders shall deliver the following to CKC:

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Stock certificates representing the shares of TBT, duly endorsed in blank or accompanied by stock powers duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to the Parent.

•	A good standing certificate of TBT, dated not more than two (2) business days prior to the Closing.

•	Articles of Incorporation and Bylaws of TBT, as amended.

•	The Plan of Merger, dated stamped from the Secretary of State of the State of Colorado.

•	Resignation letters from each Shareholder resigning from their positions as members of the Board of Directors of TBT.

•	A resolution of the Board of Directors and shareholders of TBT authorizing the Plan of Merger, the Merger Agreement and this Amendment as well as the transactions contemplated hereby and thereby.

•	Such other documents and instruments as reasonably requested by CKC.

Section 6.03 of the Merger Agreement is hereby replaced in its entirety by the following:

CKC shall reserve no less than 300,000 shares of common stock to be issued to the current employees of TBT as part of an incentive compensation plan to be implemented after the Closing.

7. Independent Counsel. Each party hereto acknowledges and agrees that it or he has received independent legal counsel of its or his own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Amendment and the Merger Agreement and the transactions contemplated hereby and thereby.

8. Entire Agreement. This Amendment contains the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter contained herein. Other than as expressly provided for herein, all the other terms and provisions of the Merger Agreement shall remain in full force and effect.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

MONARCH AMERICA, INC.

By:	/s/ Eric Hagen
Eric Hagen
President and Chief Executive Officer

JEREMY N. STOUT, INC.

By:	/s/ Jeremy Stout
Jeremy Stout
Chief Executive Officer

SHAREHOLDERS OF JEREMY N. STOUT, INC.

/s/ Jeremy N. Stout
Jeremy N. Stout, personally

/s/ Josh Field
Josh Field, personally

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EXHIBIT A

Plan of Merger

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EXHIBIT G

TBT Resolutions

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EXHIBIT H

Financial Statements; Changes and Liabilities

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EXHIBIT I

Intellectual Property

Patents

Patent Number	Date of Patent	Description

Trademarks

Trade Names

Copyrights

Licenses

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EXHIBIT J

Contracts

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EXHIBIT K

Insurance Policies

		Coverage	Expiration
Policy	Insurer	Limit	Date

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